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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

The Titan Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6035 (Commission File Number)	95-2588754 (IRS Employer Identification No.)
3033 Science Park Drive San Diego, California 92121-1199 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (858) 552-9500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

  Merger Agreement

        On June 2, 2005, The Titan Corporation ("Titan"), L-3 Communications Corporation ("L-3") and Saturn VI Acquisition Corp. ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Titan, with Titan continuing as the surviving corporation and a wholly-owned subsidiary of L-3 (the "Merger"). On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of Titan ("Titan Common Stock") will be converted into the right to receive $23.10 in cash, without interest (the "Merger Consideration").

        Each outstanding option to purchase Titan Common Stock will be canceled at the effective time of the Merger and converted into the right to receive in cash the amount by which the Merger Consideration exceeds the exercise price of that option.

        Titan, L-3 and Merger Sub have made customary representations, warranties and covenants to one another in the Merger Agreement. Consummation of the Merger is subject to certain conditions, including, among others, (i) the approval of the Merger Agreement by the holders of Titan Common Stock, (ii) the execution and filing with the appropriate courts of definitive settlements of certain federal and state securities law class actions and derivative suits arising out of allegations involving the Foreign Corrupt Practices Act, the failed merger with Lockheed Martin and the Merger, (iii) the absence of any law or order prohibiting the consummation of the Merger and (iv) the expiration or termination of the Hart-Scott-Rodino waiting period. The Merger Agreement contains certain termination rights for both Titan and L-3, and further provides that, upon termination of the Merger Agreement under specified circumstances, Titan may be required to pay L-3 a customary termination fee.

        The above is a brief summary of the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement is being filed to disclose the terms and conditions of the Merger and is not intended to provide any factual information about Titan.

        In addition, the Merger Agreement contains representations and warranties that Titan and L-3 made to each other as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Titan and L-3 and are subject to important qualifications and limitations agreed to by Titan and L-3 in connection with negotiating the Merger Agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules and are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk between Titan and L-3 rather than establishing matters as facts.

  Executive Agreements

        On June 2, 2005, Titan also entered into executive agreements (the "Executive Agreements") with Dr. Lawrence Delaney, Executive Vice President of Operations and President of Advanced Systems Development Sector, and each of Messrs. Paul Sullivan, Senior Vice President of Business Development, Allen Branch, Senior Vice President and President of Maritime and Intelligence Sector, Thomas Brennan, Senior Vice President and President Sea and Air Sector, A. Anton Frederickson, Senior Vice President and President of Applied Technologies Sector, Ronald Gorda, Senior Vice President and President of Information Products Sector, Robert Osterloh, Senior Vice President and President of Systems Integration Sector, Earl Pontius, Senior Vice President and President of Technical

Resources Sector, and Leslie Rose, Senior Vice President and President of Enterprise Support Services Sector (each individually, an "Executive"). Pursuant to the terms of the Executive Agreements, each Executive will be provided with terms of employment with Titan for the three-year period following the closing of the Merger on substantially the same terms as that Executive's employment with Titan prior to the closing. The Executive Agreements will terminate upon any termination of the Merger Agreement.

        The Executive Agreements supercede the executive agreements adopted by the board of directors of Titan in June 2004 and provide that, if an Executive's employment is terminated during the aforementioned three-year period by Titan without "cause" (as defined in the Executive Agreements), or by such Executive for "good reason" (as defined in the Executive Agreements), such Executive will be entitled to (i) a lump sum cash payment equal to the aggregate of (A) the sum of (a) any unpaid base salary, and (b) the product of (x) the higher of (I) the highest annual bonus received by such Executive in the previous three fiscal years and (II) the annual bonus paid or payable to such Executive for the most recent fiscal year (such higher amount, the "Highest Annual Bonus"), and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365, and (c) any unpaid deferred compensation and any accrued vacation pay, and (B) an amount equal to three (3) times the sum of (x) such Executive's annual base salary and (y) the Highest Annual Bonus, (ii) for three years from the later of (A) such Executive's date of termination and (B) the expiration of such Executive's COBRA benefits rights following the date of termination, a continuation of benefits that would have been provided under Titan's welfare benefit plans, (iii) all options granted to the executive by L-3 will be treated in accordance with the terms of the L-3 plan, (iv) up to $100,000 of outplacement services, (v) a timely payment of all amounts such Executive is eligible to receive under any plan, program, agreement or policy of Titan, (vi) vesting of all account balances under any deferred compensation plan, and (vii) an amount equal to 120 percent of the amount of any unvested Titan matching or profit-sharing contributions made to such Executive's account under Titan's 401(k) plan in which such Executive fails to vest as a result of the termination of employment or in lieu of such payment, vesting in such unvested contributions.

        In addition, the Executive Agreements provide that if the payments and benefits that an Executive receives in connection with the Merger (which could include the severance payments and benefits described above) are equal to an aggregate amount that is less than 100% of a statutorily determined threshold which, if met, would trigger the imposition of an excise tax on such payments and benefits, then the amount of such payments and benefits otherwise to be provided to the Executive will be reduced to an amount that is below such threshold amount. However, if the aggregate amount of such payments and benefits exceeds 110% of such threshold amount, then Titan will be obligated to pay to the Executive an additional amount such that the Executive retains, on a net after-tax basis, the same amount of payments and benefits he would have received if no such excise tax had been imposed.

        The Executive Agreements also contain a standard confidentiality provision and a one-year restriction on each Executive's solicitation of employees following any termination of his employment.

        The foregoing description of the Executive Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, and incorporated herein by reference.

  Waiver Agreement

        Additionally, on June 2, 2005, Titan entered into an agreement with Ronald Gorda (the "Waiver Agreement") in connection with Mr. Gorda's entering into his Executive Agreement. Under the Waiver Agreement, Mr. Gorda waived his right to any benefits, payments or interests arising under the Executive Severance Agreement between Titan and Mr. Gorda dated in November 1995. The Waiver Agreement will become effective upon the closing of the Merger and will be null and void upon any termination of the Merger Agreement.

        The foregoing description of the Waiver Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver Agreement, which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Item 8.01. Other Events

        In connection with the Merger, the board of directors of Titan approved the Titan Corporation Severance Plan (the "Severance Plan"), under which Cheryl Barr, Assistant General Counsel, Ray Guillaume, Director of Corporate Treasury, Brian Clark, Vice President and Corporate Controller, Will Williams, Vice President of Corporate Communications, John Dressendorfer, Vice President of Government Relations, Mary Jo Potts, Vice President of Human Resources and Administration, Phil DeVera, Vice President of Internal Audit, Rand Fisher, Vice President of Strategic Programs, and Tom Karr, Vice President of Contracts (each a "Participant") are eligible for severance benefits. Pursuant to the Severance Plan, if a Participant's employment with Titan is terminated without cause by Titan or by reason of the Participant's death or permanent disability within one year following the closing of the Merger, such Participant will be entitled to a lump-sum cash payment in an amount equal to (i) the sum of (a) all accrued but unpaid base salary, (b) all unpaid vacation pay, and (c) any compensation under all employee benefit plans, and (ii) two (2) months base salary for each year of service with Titan with a minimum payment equal to four (4) months base salary and a maximum payment equal to twenty (20) months (or twelve (12) months in the instances of Cheryl Barr and Ray Guillaume) base salary.

        The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

  (c)
  Exhibits:

2.1	Agreement and Plan of Merger, dated as of June 2, 2005, by and among L-3 Communications Corporation, Saturn VI Acquisition Corp. and The Titan Corporation.
10.1	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Lawrence Delaney.
10.2	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Paul Sullivan.
10.3	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Allen Branch.
10.4	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Thomas Brennan.
10.5	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and A. Anton Frederickson.
10.6	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Ronald Gorda.
10.7	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Robert Osterloh.
10.8	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Earl Pontius.
10.9	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Leslie Rose.
10.10	Waiver Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Ronald Gorda.
10.11	The Titan Corporation Severance Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TITAN CORPORATION
By:	/s/ MARK W. SOPP Name: Mark W. Sopp Title: Chief Financial Officer

Date: June 8, 2005

EXHIBIT INDEX

Exhibit:

2.1	Agreement and Plan of Merger, dated as of June 2, 2005, by and among L-3 Communications Corporation, Saturn VI Acquisition Corp. and The Titan Corporation.
10.1	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Lawrence Delaney.
10.2	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Paul Sullivan.
10.3	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Allen Branch.
10.4	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Thomas Brennan.
10.5	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and A. Anton Frederickson.
10.6	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Ronald Gorda.
10.7	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Robert Osterloh.
10.8	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Earl Pontius.
10.9	Executive Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Leslie Rose.
10.10	Waiver Agreement dated as of the 2nd day of June 2005 by and between The Titan Corporation and Ronald Gorda.
10.11	The Titan Corporation Severance Plan.

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement
  Item 8.01. Other Events
  Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX